Exhibit 8.2

March 14, 2025

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Board of Trustees/Directors:

You have requested this firm’s opinion regarding the material Massachusetts income tax consequences relating to the conversion of Assabet Valley Bancorp, a Massachusetts-chartered mutual holding company (the “MHC”), into the stock form of organization (the “Conversion”), pursuant to the Assabet Valley Bancorp Plan of Conversion, adopted by the Board of Directors on March 11, 2025 (the “Plan”), and the transactions described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

In rendering the opinion set forth below, we have relied on the opinion of Luse Gorman, PC related to the Federal tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

We are also relying on certain representations as to factual matters provided to Luse Gorman, PC by the parties, as set forth in the certificate signed by an authorized officer of the Bank. We have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In connection therewith, we have examined the Plan and certain other documents of or relating to the Conversion, some of which are described or referred to in the Plan and which we deemed necessary to examine in order to issue the opinions set forth below.

In issuing our opinions, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted by the Board of Directors of the parties at a meeting duly called and held; that the parties will comply with the terms and conditions of the Plan; and that the various representations and warranties that are provided to us or were provided in support of the Federal Tax Opinion are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan except on the basis of the documents and assumptions described above.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan will at all times comply with the requirements of Code Sections 368(a)(1)(A), 368(a)(1)(F), the other applicable Federal laws addressed in the Federal Tax Opinion, and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan will be conducted strictly in accordance with the Plan. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Massachusetts Department of Revenue or a court.

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Our opinion is based upon the existing provisions of the Massachusetts General Laws, the Code of Massachusetts Regulations and upon current Massachusetts Department of Revenue published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein.

Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions stated herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Description of Proposed Transactions

Based upon our review of the documents described above, and our reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a Massachusetts-chartered stock savings bank, which is headquartered in Hudson, Massachusetts. The Bank was originally organized in mutual form and subsequently converted to a stock bank and reorganized into the mutual holding company structure. The Bank is currently the wholly owned subsidiary of the MHC. The MHC is a mutual holding company, with no stockholders. The depositors of the Bank are considered the “owners” of the MHC and are entitled upon the complete liquidation of the MHC to any liquidation proceeds after the payment of creditors.

The Board of Trustees of the MHC and the Board of Directors of the Stock Holding Company adopted the Plan providing for the conversion of the MHC from a Massachusetts-chartered mutual holding company to a stock holding company. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the MHC and will offer shares of Holding Company Common Stock to the Bank’s eligible depositors and to other persons in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The MHC will establish a Massachusetts stock corporation (the “Massachusetts Stock Company”) as a first-tier stock subsidiary.

(2)

The MHC will merge with and into the Massachusetts Stock Company with the Massachusetts Stock Company as the resulting entity (the “MHC Merger”), whereby shares of Massachusetts Stock Company common stock owned by the MHC will be canceled and all persons holding liquidation interests in the MHC will constructively receive, without further action on the part of such persons, liquidation interests in the Massachusetts Stock Company in exchange for their liquidation interests in the MHC.

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

(3)

Immediately after the MHC Merger, the Massachusetts Stock Company will merge with and into the Stock Holding Company, with the Stock Holding Company as the resulting entity (the “Merger”), whereby the liquidation interests held by the persons in the Massachusetts Stock Company pursuant to the MHC Merger will automatically, without further action on the part of such persons, be exchanged for an interest in the Stock Holding Company Liquidation Account in exchange for such liquidation interests in the Massachusetts Stock Company. As a result of the Merger, the Bank will become the wholly owned subsidiary of the Stock Holding Company.

(4)	Immediately after the Merger, the Stock Holding Company will offer for sale the Holding Company Common Stock in the Offering.

(5)

The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account

At the time of the Conversion, the Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (if any) who continue to maintain their deposit accounts with the Bank. The initial balance of the Stock Holding Company Liquidation Account will be equal to the MHC’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. The respective terms of the Stock Holding Company Liquidation Account and the Bank Liquidation Account, the latter of which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are set forth in Section 9.7 of the Plan.

As a result of the Conversion and the Offering, the Stock Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will be a wholly owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Stock Holding company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, Supplemental Eligible Account Holders (if any), to the Bank’s Tax-Qualified Employee Plans (“Employee Plans”), and to Employees, Officers, Directors and Corporators. The Stock Holding Company may also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering to members of the general public (with first preference given to persons residing in the Local Community), and if shares remain for sale after the Subscription and Community Offerings, such shares may be offered for sale, at the sole discretion of the Stock Holding Company, to members of the general public in a Syndicated Community Offering or a Firm Commitment Underwritten Offering.

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Luse Gorman, PC Federal Tax Opinion

Luse Gorman, PC has provided an opinion that addresses the material federal income tax consequences of the Conversion, including the MHC Merger and the Merger. The opinion concluded, as follows:

(1)	The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code).

(2)

The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the MHC for liquidation interests in the Massachusetts Stock Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

(3)

No gain or loss will be recognized by the MHC on the transfer of its assets to the Massachusetts Stock Company and the Massachusetts Stock Company’s assumption of MHC’s liabilities, if any, in constructive exchange for liquidation interests in the Massachusetts Stock Company or on the constructive distribution of such liquidation interests to holders of the liquidation interests in the MHC. (Section 361(a), 361(c) and 357(a) of the Code).

(4)

No gain or loss will be recognized by the Massachusetts Stock Company upon the receipt of the assets of the MHC in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Massachusetts Stock Company to the holders of liquidation interests in the MHC. (Section 1032(a) of the Code).

(5)

Persons who have liquidation interests in the MHC will recognize no gain or loss upon the constructive receipt of a liquidation interests in the Massachusetts Stock Company in exchange for their liquidation interests in the MHC. (Section 354(a) of the Code).

(6)

The basis of the assets of MHC (other than the stock in the Massachusetts Stock Company) to be received by the Massachusetts Stock Company will be the same as the basis of such assets in the MHC immediately prior to the transfer. (Section 362(b) of the Code).

(7)	The holding period of the assets of the MHC transferred to the Massachusetts Stock Company will include the holding period of those assets in the MHC. (Section 1223(2) of the Code).

(8)

The Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code).

(9)

The Massachusetts Stock Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for shares of Stock Holding Company Common Stock and the constructive distribution of interests in the Stock Holding Company Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Section 361(a), 361(c) and 357(a) of the Code).

(10)	No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Massachusetts Stock Company in the Merger. (Section 1032(a) of the Code).

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

(11)

The basis of the assets of the Massachusetts Stock Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Massachusetts Stock immediately prior to the transfer. (Section 362(b) of the Code).

(12)

The holding period of the assets of Massachusetts Stock Company to be received by the Stock Holding Company will include the holding period of those assets in the Massachusetts Stock Company immediately prior to the transfer. (Section 1223(2) of the Code).

(13)

Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Massachusetts Stock Company for interests in the Stock Holding Company Liquidation Account. (Section 354 of the Code).

(14)

It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Stock Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182).

(15)

It is more likely than not that the fair market value at the effective date of the Conversion of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Stock Holding Company Liquidation Account in the unlikely event that either the Bank (or the Stock Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Stock Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Stock Holding Company lacks sufficient net assets to pay distributions from the Stock Holding Company Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such interests in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code).

(16)

It is more likely than not that the basis of the Stock Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

(17)

The holding period of the Stock Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code).

(18)	No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Stock Holding Company Common Stock sold in the Offering. (Section 1032 of the Code).

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Berry, Dunn, McNeil & Parker, LLC State of Massachusetts Tax Opinion

Our opinion is based upon the existing provisions of the Massachusetts General Laws, the Code of Massachusetts Regulations and upon current Massachusetts Department of Revenue (the “Department”) published rulings and existing court decisions, any of which could be changed at any time. Our opinion is not binding on the Department and the Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. We have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

The Bank is subject to the Massachusetts Financial Institution Excise Tax under MGL Chapter 63 Sections 1, 2 and 2A and the MHC is subject to the Massachusetts Excise Tax under MGL Chapter 63 Section 38B(b) as a security corporation. At the effective time of the Merger, the Bank, and the Stock Holding Company will be subject to the Massachusetts Financial Institution Excise Tax under MGL Chapter 63 Sections 1, 2 and 2A. However, the Stock Holding Company may, if it meets all statutory and regulatory requirements, elect to be classified as a security corporation pursuant to MGL Chapter 63, Section 38B(b).

MGL Chapter 63 Section 2(a) provides that every financial institution engaged in business in the commonwealth shall pay an excise measured by its net income. Net income is defined in MGL Chapter 63 Section 1 as gross income (as defined under the provisions of the Internal Revenue Code) less deductions, but not credits, allowed under the provisions of the Internal Revenue Code, as amended and in effect for the taxable year, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the federal Internal Revenue Code, Massachusetts has conformed its treatment of corporate reorganizations to the federal treatment.

Accordingly, based upon the facts and representations stated herein and the existing law, and the assumptions made by Luse Gorman, P.C. in the Federal Tax Opinion letter, it is the opinion of Berry, Dunn, McNeil & Parker, LLC regarding the Massachusetts Financial Institution Excise and tax effects of the Plan that:

(1)

No gain or loss will be recognized by the MHC on the transfer of its assets to the Massachusetts Stock Company and the Massachusetts Stock Company’s assumption of MHC’s liabilities, if any, in constructive exchange for liquidation interests in the Massachusetts Stock Company or on the constructive distribution of such liquidation interests to members of the MHC.

(2)

No gain or loss will be recognized by the Massachusetts Stock Company upon the receipt of the assets of the MHC in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Massachusetts Stock Company to the holders of liquidation interests in the MHC.

(3)

The basis of the assets of MHC (other than the stock in the Massachusetts Stock Company) to be received by the Massachusetts Stock Holding Company will be the same as the basis of such assets in the MHC immediately prior to the transfer.

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

(4)	The Massachusetts Stock Company’s holding period of the assets received from the MHC will include the holding period of those assets in the MHC immediately prior to the transfer.

(5)

No gain or loss will be recognized by the liquidation interest holders upon the constructive receipt of their liquidation interests in the Massachusetts Stock Company in exchange for their liquidation interests in the MHC.

(6)

The Massachusetts Stock Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for shares of Stock Holding Company Common Stock and the constructive distribution of interests in the Stock Holding Company Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders.

(7)	No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Massachusetts Stock Company in the Merger.

(8)

The basis of the assets of the Massachusetts Stock Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Massachusetts Stock immediately prior to the transfer.

(9)

The holding period of the assets of Massachusetts Stock Company to be received by the Stock Holding Company will include the holding period of those assets in the Massachusetts Stock Company immediately prior to the transfer.

(10)

Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Massachusetts Stock Company for interests in the Stock Holding Company Liquidation Account.

(11)

It is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock is zero. Accordingly, no gain or loss should be recognized by Eligible Account Holders and Supplemental Eligible Account Holder upon the distribution to them of the nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock. Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights.

(12)

It is more likely than not that the fair market value of the interest in the Bank Liquidation Account will be zero. Accordingly, it is more likely than not that Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss in connection with the receipt of an interest in the Bank Liquidation Account.

(13)

It is more likely than not that the basis of the Stock Holding Company Common Stock to its stockholders will be the purchase price thereof. The holding period of the Stock Holding Company Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised.

(14)	No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Stock Holding Company Common Stock sold in the Offering.

Board of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Conclusion

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

The opinions set forth above represent our conclusions as to the application of existing Massachusetts income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

Consent

We hereby consent to the filing of this opinion letter as an exhibit to the MHC’s Application for Conversion filed with the Massachusetts Commissioner of Banks, the Stock Holding Company’s Letter Application for Conversion filed with the Board of Governors of the Federal Reserve System and the Stock Holding Company’s Registration Statement on Form S-1 filed with the SEC. We also hereby consent to the references to our firm in the Prospectus contained in the Application for Conversion, the Application for Conversion and the Form S-1 under the captions “The Conversion and Stock Offering – Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

Berry, Dunn, McNeil & Parker, LLC